Exhibit 32

                                 CERTIFICATION

      We, Roy G. Warren, Chief Executive Officer and Tommy Kee, Chief Accounting Officer, of Bravo! Foods International Corp. (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

      1. The Quarterly Report on Form 10-QSB (amendment one)of the Company for the quarter ended March 31, 2006 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C.
78m); and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 2, 2006

[Signature]
Roy G. Warren
Chief Executive Officer

[Signature]
Tommy E. Kee
Chief Accounting Officer